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                                                                    EXHIBIT 23.1




                        CONSENT OF DELOITTE & TOUCHE LLP



         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-81276 of Com21, Inc. on Form S-3 of our reports dated March 26, 2001, appearing in the Annual Report on Form 10-K/A of Com21, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





/s/ DELOITTE & TOUCHE LLP
-------------------------
San Jose, California
February 15, 2002